                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
             SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _______)


Filed by the Registrant                                 [X]
Filed by a Party other than the Registrant              [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         HACH COMPANY
       ------------------------------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                                                       ------------------------

     (3)  Filing Party:
                       --------------------------------------------------------

     (4)  Date Filed:
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
                                     [LOGO]

Dear Fellow Stockholder:

    You are cordially invited to attend the special stockholders meeting of Hach Company, a Delaware corporation (the "Company"), to be held at the Company's principal offices on Thursday, June 19, 1997 at 2:00 p.m., local time. At this meeting you will be asked to approve an amendment to the Company's Restated Certificate of Incorporation creating two new classes of stock that would replace its existing common stock. The new Class B Common Stock would be similar to the existing common stock and would carry the right to vote on all matters. The new Class A Common Stock would be nonvoting except under certain limited circumstances related to legal requirements. Upon such approval, each share of existing common stock would be converted into one-half of a share of Class A Common Stock and one-half of a share of Class B Common Stock.

    You will find enclosed the Notice of Special Meeting, the Proxy Statement and the Proxy for the special meeting. Details of the proposed Recapitalization Amendment are set forth in the accompanying Proxy Statement, which you should read carefully.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT, AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE TO APPROVE IT.

    The creation of the two new classes is designed to give the Company additional flexibility to issue shares for acquisition or financing purposes, to preserve stability and in the long term to increase liquidity, without diluting the voting power of its existing stockholders.

    So that your shares may be represented in the action to be taken at the special meeting of stockholders, I urge you to promptly complete, sign, date and return the accompanying proxy card in the enclosed envelope.

                                          Very truly yours,

                                          Kathryn-Hach Darrow
                                          Chairman and Chief Executive Officer

                                     [LOGO]

            NOTICE AND AGENDA OF THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, JUNE 19, 1997

To the Stockholders of Hach Company:

    Notice is hereby given that the Special Meeting of Stockholders of Hach Company, a Delaware corporation (the "Company"), will be held at its principal corporate offices, 5600 Lindbergh Drive, Loveland, Colorado 80537, on Thursday, June 19, 1997, at 2:00 p.m. local time, for the following purposes:

    1. To consider and act upon a proposal to amend Article Fourth of the Company's Restated Certificate of Incorporation to: (i) provide for two classes of common stock, one voting class designated as Class B Common Stock, $1.00 par value, and a non-voting class designated as Class A Common Stock, $1.00 par value; (ii) change each issued share of the Company's Common Stock, $1.00 par value into (a) one-half share of Class B Common Stock and (b) one-half share of Class A Common Stock; (iii) increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000 consisting of 15,000,000 shares of Class B Common Stock and 15,000,000 shares of Class A Common Stock; and (iv) establish the rights, powers and limitations of the Class A Common Stock and Class B Common Stock.

    2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 25, 1997 will be entitled to notice of, and to vote at, the meeting. To ensure that your shares will be represented, we urge you to vote, date, sign and mail the enclosed Proxy Card in the envelope which is provided, whether or not you expect to be present at the meeting. The prompt return of your Proxy Card will be appreciated. It will also save the Company the expense of a reminder mailing.

    IT IS IMPORTANT TO YOU AND TO THE COMPANY THAT YOU VOTE YOUR SHARES BY COMPLETING AND RETURNING THIS PROXY CARD. WE APPRECIATE YOUR COOPERATION AND WE THANK YOU.

                                          By Order of the Board of Directors,

                                          ROBERT O. CASE, SECRETARY

Loveland, Colorado
May       , 1997

                               I M P O R T A N T

    A Proxy Statement and Proxy Card are submitted with this Notice. All stockholders are urged to read the Proxy Statement and to complete and mail the Proxy Card promptly. The enclosed envelope for the return of the Proxy Card requires no postage if mailed in the United States. A list of stockholders entitled to vote at the Special Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting at the principal offices of the Company, 5600 Lindbergh Drive, Loveland, Colorado 80537.

                                  HACH COMPANY

                              5600 Lindbergh Drive
                            Loveland, Colorado 80537

                            ------------------------

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, JUNE 19, 1997

PROXY SOLICITATION

    This Proxy Statement is furnished to stockholders of Hach Company (the
"Company") on or about May       , 1997, in connection with solicitation of
proxies on behalf of the Board of Directors to be voted at the Special Meeting of Stockholders on Thursday, June 19, 1997, at 2:00 p.m. local time, in the Company's principal offices at 5600 Lindbergh Drive, Loveland, Colorado 80537, and at any adjournment of such meeting. If the form of proxy which accompanies this Proxy Statement is executed and returned, it may be revoked by the person giving it at any time before the meeting by writing to the Secretary of the Company, at its principal offices, by delivery of a later dated proxy or by attending the Special Meeting and voting in person, in which case any prior proxy given will automatically be revoked.

    Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder designates how the proxy is to be voted on the Recapitalization Amendment (as defined below), the signed proxy will be voted in accordance with such designation. If a stockholder fails to designate how his proxy should be voted, the signed proxy will be voted in favor of the Recapitalization Amendment.

    The costs of this solicitation will be paid by the Company. Such costs include preparation, printing and mailing of the Notice of Special Meeting and a form of proxy and Proxy Statement. The officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies personally or by telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to the principals, and the Company will reimburse such persons for their expenses.

VOTING AT THE SPECIAL MEETING

    Stockholders of record owning the Company's common stock, $1.00 par value ("Existing Common Stock"), at the close of business on April 25, 1997, will be
entitled to vote at the Special Meeting. On that date,       shares of Existing
Common Stock were outstanding. Each outstanding share of Existing Common Stock entitles the holder to one vote upon the matter presented at the Special Meeting. The presence of the holders of a majority of the outstanding shares of Existing Common Stock, represented in person or by proxy, will constitute a quorum at the Special Meeting. Shares voted as abstentions on this matter will be counted as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of this matter as to which the stockholder has abstained. Abstentions have the effect of votes against the matter. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on this matter, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to this matter. Accordingly, broker non-votes will have no effect on this matter.

    While the Notice of Special Meeting calls for the transaction of such other business as may properly come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders except as set forth in this Proxy Statement. The enclosed proxy gives discretionary authority to the person holding those proxies to vote in accordance with their best judgment as to any other business.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by the Company can be inspected at the offices of The NASDAQ Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The table below sets forth, as of April 25, 1997, information to the best of the Company's knowledge with respect to the persons who beneficially owned in excess of five percent of the Company's Existing Common Stock; the total number of shares of the Company's Existing Common Stock beneficially owned by each Director and named executive officer; and the total number of shares of the Company's Existing Common Stock beneficially owned by the Directors and executive officers of the Company, as a group.

                                                                                                   APPROXIMATE
                                                                                  AMOUNT          PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                                    BENEFICIALLY OWNED        CLASS
--------------------------------------------------------------------------  ------------------  ------------------
Kathryn Hach-Darrow (1)(2)................................................       [4,599,051]           [39.81%]
Lawter International, Inc.(3).............................................       [3,157,220]           [27.33%]
Hach Company Employee Stock...............................................         [692,489]            [5.99%]
  Ownership Plan and Trust(4).............................................
Bruce J. Hach (2)(5)(6)...................................................         [167,230]            [1.45%]
Gary R. Dreher (2)(5)(7)..................................................          [43,718]            *
Joseph V. Schwan (2)(5)...................................................          [25,399]            *
Linda O. Doty (2)(5)......................................................          [16,505]            *
John N. McConnell (2)(5)..................................................          [15,619]            *
Fred W. Wenninger (2)(5)..................................................           [8,162]            *
Directors and executive officers as a group (15 Persons) (5)(8)...........       [5,085,266]           [44.02%]

------------------------

*   Less than one percent (1%).

(1) The shares listed in the table above opposite Kathryn Hach-Darrow's name include 928,300 shares held in Mrs. Hach-Darrow's name. The shares listed above also include 1,869,743 shares held by Mrs. Hach-Darrow as trustee and beneficiary of the Kathryn C. Hach Marital Trust, 95,176 shares held by Mrs. Hach-Darrow as the trustee and beneficiary of the Clifford C. Hach Generation Skipping Trust, and 73,635 shares held by the Clifford C. Hach Family Trust, all three of which Trusts were created under an agreement dated August 30, 1988, by Clifford C. Hach. Mrs. Hach-Darrow has the power to vote and dispose of the shares held in the Marital, Generation Skipping and Family Trusts. In addition, the shares listed above opposite Mrs. Hach-Darrow's name include 1,511,415 shares owned by C&K Enterprises, Ltd., as to which Mrs. Hach-Darrow and the Kathryn C. Hach Marital Trust have voting and investment powers, and 120,782 shares owned by the Hach Scientific Foundation, a charitable foundation. Mrs. Hach-Darrow is President and a co-trustee of the Foundation and shares voting and investment powers with respect to the shares held by the Foundation. The business address of Mrs. Hach-Darrow is 5600 Lindbergh Drive, Loveland, Colorado 80537.

(2) Excludes 128,567 shares owned by the Hach Company 401(k) Plan. The Company through its board of directors has the power to vote such shares. In addition, the co-trustees of the 401(k) Plan share investment power with respect to those shares. Also excludes shares of the Company's Employee Stock Ownership Plan (the "ESOP"), as to which the Company through its Board of Directors, and the ESOP's co-trustees, have investment power. The co-trustees of each of the 401(k) Plan and the ESOP are Randall A. Petersen, Gary R. Dreher and Loel J. Sirovy. The ESOP as of April 25, 1997 held a total of 692,489 shares, all of which were allocated to the accounts of plan participants. Shares accrued to the individual accounts of Bruce J. Hach and Gary R. Dreher are reflected in the table above and the amounts of the shares being held in said individual accounts are given in footnotes 6 and 7 to the above table. See footnote 4 to the above table with reference to the power to vote ESOP shares.

(3) Based on information set forth in Amendment No. 7 to Schedule 13D filed by Lawter International, Inc. with the Commission on September 15, 1995. The business address for Lawter International, Inc. is 990 Skokie Boulevard, Northbrook, Illinois 60062.

(4) These shares are allocated to the accounts of the individual employees of Hach Company who are participants in the ESOP, and who have the power to vote the shares. The Trustees and the Company have investment power over the stock held in the Plan. The business address of the ESOP is 5600 Lindbergh Drive, Loveland, Colorado 80537.

(5) The shares reported in the above table include shares of Existing Common Stock which can be acquired within 60 days of April 25, 1997 through the exercise of options: Mr. Hach--14,000 shares; Mr. Dreher--24,000 shares; Mr. Schwan -8,162 shares; Ms. Doty--8,162 shares; Mr. McConnell-- 8,162 shares; and Mr. Wenninger--8,162 shares; and Directors and executive officers as a group-- 176,480 shares. Each individual's option shares are also included in the number of shares of the Company issued and outstanding for purposes of calculating the percentage ownership of each individual in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended. These persons also have options not exercisable within 60 days of April 25, 1997 by which they can acquire the following additional shares of Existing Common Stock: Mr. Hach--16,000 shares; Mr. Dreher--16,000 shares; and Directors and executive officers as a group--139,501 shares. These shares are not included in the above table or in the percentage ownership calculations.

(6) Excludes 64,644 shares held by Robert O. Case and Bruce J. Hach as co-trustees of eight irrevocable trusts for the benefit of the grandchildren of Kathryn Hach-Darrow. Robert O. Case and Bruce J. Hach have shared investment and voting powers with respect to those shares. Three of the beneficiaries of the trusts are the children of Bruce J. Hach. Also excludes 217,950 shares held in separate shares in an irrevocable trust for the benefit of the grandchildren of Kathryn Hach-Darrow by Bank One--Loveland under an agreement dated June 30, 1975, between Kathryn Hach-Darrow and the late Clifford C. Hach as settlors, and The Northern Trust Company, as initial trustee. The Trust is being held for the benefit of the grandchildren of Kathryn Hach-Darrow and the late Clifford C. Hach, three of whom are the children of Bruce J. Hach. Also excludes 94,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and their spouses. Includes 5,335 shares held by the ESOP which are accrued to the account of Bruce J. Hach and which he has the right to direct the Plan trustee to vote.

(7) Includes 3,684 shares held by the ESOP which are accrued to the account of Mr. Dreher and which he has the right to direct the Plan trustee to vote. Excludes an additional 688,805 shares owned by the ESOP, for which Mr. Dreher as a co-trustee of the ESOP shares investment power.

(8) Includes the shares listed in the table above opposite Kathryn Hach-Darrow's name. Excludes (i) 124,245 shares held by the Company's 401(k) Plan for the individual accounts of employees, other than executive officers and directors of the Company, (ii) 664,380 shares held by the Company's ESOP, which are allocated to the individual accounts of employees other than executive officers or directors of the Company, (iii) 282,594 shares referred to in footnote 6 to the table above, and (iv) 94,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and the late Clifford C. Hach and their spouses, as to which Bruce J. Hach, the President and a Director of the Company, is a partner. If all the shares referred to in the preceding sentence were included, the shares beneficially owned by officers and directors as a group would be 6,250,532 and the percent of the class would be 54.11%.

                        PROPOSAL TO AMEND THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION
             SUMMARY DESCRIPTION OF THE RECAPITALIZATION AMENDMENT

    At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon an amendment in the form attached hereto as Exhibit A (the "Recapitalization Amendment") to Article Fourth of the Company's Restated Certificate of Incorporation to: (i) provide for two classes of common stock, one voting class designated as Class B Common Stock, $1.00 par value ("Class B Common Stock"), and one non-voting class designated as Class A Common Stock, $1.00 par value ("Class A Common Stock"); (ii) change each issued share of the Existing Common Stock into (a) one half (1/2) share of Class A Common Stock and
(b) one half (1/2) share of Class B Common Stock; (iii) increase the number of authorized shares of capital stock of the Company from 25,000,000 to 30,000,000, consisting of 15,000,000 shares of Class B Common Stock and 15,000,000 shares of Class A Common Stock; and (iv) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock. The Class B Common Stock and Class A Common Stock sometimes are referred to collectively in this Proxy
Statement as the "Common Stock." As of April 25, 1997,       shares of the
Existing Common Stock were outstanding, leaving       shares available for
issuance.

    If the Recapitalization Amendment is approved by the stockholders, the Board of Directors of the Company intends to prepare and file a Certificate of Amendment to the Company's Restated Certificate of Incorporation in accordance with the Recapitalization Amendment, which will become effective (the "Effective Time") immediately upon acceptance of filing by the Secretary of State of Delaware. The Board of Directors presently intends to file the Recapitalization Amendment promptly after it is approved by the stockholders. However, as permitted under Delaware law, the Board of Directors may decline to file the Recapitalization Amendment even if the Recapitalization Amendment is adopted, if the Board of Directors determines that such action would be in the best interests of the Company. The Company currently knows of no reason why the Recapitalization Amendment would not be filed if adopted by the stockholders. The Restated Certificate of Incorporation after the Effective Time of the Recapitalization Amendment is referred to herein as the "Amended Restated Certificate."

    At the Effective Time of the Recapitalization Amendment, and without any further action by the Company or its stockholders, each share of Existing Common Stock will automatically be reclassified and changed into one half (1/2) share of Class A Common Stock and one half (1/2) share of Class B Common Stock. Certificates for shares of the Existing Common Stock ("Old Certificates") will no longer specify the correct designation. The Company will not issue fractional shares. Cash will be paid in lieu of any fractional shares at a price per share equal to the average closing sale price of the shares of Existing Common Stock as quoted on The NASDAQ Stock Market, National Market System, during the last five days that the shares of Existing Common Stock were traded prior to the Effective Time.

    As soon as practicable after the Effective Time, transmittal forms will be mailed by Harris Trust and Savings Bank, the Company's transfer agent and registrar, to each stockholder of record of Old Certificates to be used in forwarding their Old Certificates for surrender and exchange for certificates representing the number of shares of Class A Common Stock and Class B Common Stock such stockholders are entitled to receive as a consequence of the Recapitalization Amendment. After receipt of such transmittal form, each holder should surrender his Old Certificates. CONSEQUENTLY, STOCKHOLDERS SHOULD RETAIN THEIR OLD CERTIFICATES, WHICH WILL REPRESENT BOTH CLASS A COMMON SHARES AND CLASS B COMMON SHARES, UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS FOR NEW

CERTIFICATES. Each stockholder who surrenders Old Certificates will receive new certificates representing the whole number of shares of Class A Common Stock and Class B Common Stock to which he is entitled and any cash payable in lieu of a fractional share. The transmittal forms will be accompanied by instructions specifying other details of the exchange. STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

    After the Effective Time, each Old Certificate representing pre-Recapitalization Amendment shares of Existing Common Stock will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Class A Common Stock and Class B Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares evidenced by such Old Certificates have been changed. However, the stockholder of such unexchanged Old Certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Time until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of the surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

    Upon the change of the Existing Common Stock, the Class B Common Stock would continue to have the present express terms of the Existing Common Stock, except to the extent voting rights with regard to those shares would be affected by the Class A Protection Provision described below. See "Description of the Class A Common Stock and Class B Common Stock--Class A Protection." As more fully described below, the new shares of Class A Common Stock issued as a result of such change will have certain special characteristics. In particular, the holders of Class A Common Stock will not be entitled to vote on any matters except as otherwise required by law. At the Effective Time of the Recapitalization Amendment, there will be no change in the relative voting power or equity interest of any stockholder of the Company.

    The Recapitalization Amendment has been unanimously approved by the Company's Board of Directors, including a majority of directors who are neither a member of the Hach family nor an officer or employee of the Company. The Board of Directors believes that the Recapitalization Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the approval and adoption of the Recapitalization Amendment. Each of the members of the Company's Board of Directors, including Kathryn Hach-Darrow and Bruce Hach, have indicated that they intend to vote all shares of Existing Common Stock controlled by them for the approval and adoption of the Recapitalization Amendment.

             BACKGROUND OF THE PROPOSED RECAPITALIZATION AMENDMENT

    THE HACH FAMILY. The Company was founded in 1947 by Kathryn Hach-Darrow and her late husband, Clifford C. Hach, and the Hach family has owned a very substantial interest in the Company since that time. As of April 25, 1997,
members of the Hach family beneficially owned an aggregate of       shares of
the Existing Common Stock, and together control approximately    % of the voting
power of the Company. See "Stock Ownership of Certain Beneficial Owners." For purposes of this Proxy Statement, the "Hach family" refers to Kathryn Hach-Darrow, Bruce J. Hach, C&K Enterprises, Ltd., a corporation owned by Mrs. Hach-Darrow and Bruce J. Hach, Paul Hach and Mary Hach Gibbs, her three children, and the charitable foundation and trusts identified in footnote 1 to the table included above under "Stock Ownership of Certain Beneficial Owners." The very substantial stock ownership of the Hach family, along with their positions in the Company's management and on the Company's Board of Directors (although a majority of the Board of Directors is independent of management and the Hach family), gives the Hach family effective control of the Company.

    THE COMPANY RELATIONSHIP WITH LAWTER INTERNATIONAL, INC. Lawter International, Inc. ("Lawter") currently owns approximately [27.33%] of the outstanding Existing Common Stock of the Company. The relationship between Lawter and the Company has covered almost three decades, beginning with the Company's initial public offering in 1968 when Lawter's founder and chief executive officer, Daniel J. Terra, first became acquainted with Clifford C. Hach and Kathryn Hach-Darrow. Between 1968 and 1984, Mr. Terra acquired shares of the Company in open market and private transactions. In January 1985, Lawter acquired Mr. Terra's interest in the Company, and at the same time purchased shares of the Company's stock from a third party, thereby substantially establishing its current ownership position.

    Over the years, Mr. Terra and Lawter have made a number of formal and informal attempts to acquire control of the Company. These attempts have included unsolicited offers to Mrs. Hach-Darrow, Mr. Clifford Hach and the Company's Board of Directors, a proposed tender offer, and proposed mergers and other strategic combinations (both directly and with Lawter-sponsored third parties).

    With the exception of a merger agreement signed by the Company and Lawter in August 1993, which was abandoned by the agreement of the parties prior to its consummation, the response of the Company, and of the Hach family, to Lawter's overtures has been a consistent "no." This position reflects: (i) the belief of the Company's Board of Directors and the Hach family that the business and strategic goals of Lawter are not compatible with the Company's objective of enhancing stockholder value through its long-term strategy of independent growth as a leader in the development, manufacture and sale of systems for water analysis; and (ii) the desire of the Hach family at the present time not to sell its interest in the Company. Given this position, the Board of Directors of the Company and the Hach family have been reluctant to take actions that would substantially increase the Company's outstanding Existing Common Stock (through public or private equity offerings or by issuing equity as consideration in acquisition transactions), believing Lawter's persistent attempts to acquire control of the Company would be enhanced by the dilution of the Hach family shareholdings which would occur as a result of such issuances of Existing Common Stock or that Lawter might increase its percentage ownership of the Company through purchases of additional shares of Existing Common Stock in the public market.

    The Company and Lawter have also discussed Lawter exiting its investment in the Company through the Company's purchase of the 3,157,220 shares of the Company's Existing Common Stock held by Lawter (the "Lawter Block"). Prior to Mr. Terra's death in June of 1996, neither Mr. Terra nor Lawter were willing to consider the possible sale of the Lawter Block to the Company. Following the death of Mr. Terra, the Company approached Lawter about its willingness to consider the sale of the Lawter Block. Beginning in late August 1996, the Company and Lawter entered into discussions and negotiations for the purchase of the Lawter Block. The Board of Directors of the Company at its annual meeting on August 27, 1996 authorized management to make a proposal to Lawter with respect to the purchase of the Lawter Block, and on August 28, 1996, the Company delivered a written proposal to Lawter which included a proposed price of $19.00 per share for the Lawter Block. That proposal was not accepted by Lawter, which indicated that the proposed price was substantially lower than the price Lawter wished to obtain.

    A special meeting of the Board of Directors of the Company was held on November 22, 1996, with all directors other than Mr. Joseph Schwan present. Mrs. Hach-Darrow reported that the Company's proposal, which had included a $19.00 per share proposed purchase price for the Lawter Block, had been rejected by Lawter. After reviewing financial information about the Company and Lawter and discussing the potential benefits to the Company of acquiring the Lawter Block, the Board of Directors authorized senior management to make another proposal to Lawter which would increase the proposed purchase price to be paid by the Company for the Lawter Block.

    On December 2, 1996, senior management of the Company and senior management of Lawter met at Lawter's headquarters in Northbrook, Illinois. At that meeting, the Company proposed to increase the per share purchase price for the purchase of the Lawter Block to $23.75 per share. After further discussions at that meeting, Lawter asked the Company to consider a purchase price of $25 per share for the Lawter Block.

    The Company decided to obtain additional financial advice, and on December 19, 1996 withdrew its proposal to Lawter.

    RETENTION OF LAZARD FRERES. On December 20, 1996 the Company retained Lazard Freres & Co. L.L.C. ("Lazard Freres") as a financial advisor to advise it generally with respect to strategic alternatives for enhancing stockholder value and particularly with respect to addressing the Company's relationship with Lawter. The Company and Lazard Freres have entered into a letter agreement dated December 20, 1996 (the "Lazard Freres Engagement Letter") relating to the services to be provided by Lazard Freres. Pursuant to the Lazard Freres Engagement Letter, the Company has paid Lazard Freres a fee of $250,000 to act as the Company's financial advisor through December 1997. The Company has also agreed to pay Lazard Freres an additional $250,000 if the Company consummates a transaction involving the purchase of the Lawter Block during the term of the engagement. The Company will also reimburse Lazard Freres for the fees and disbursements of Lazard Freres' counsel and Lazard Freres' other out-of-pocket expenses and will indemnify Lazard Freres against certain liabilities, including liabilities under the federal securities laws. Lazard Freres had not provided any services to the Company prior to being engaged as the Company's financial advisor on December 20, 1996.

    In connection with its engagement, among other things, Lazard Freres spoke with the Company's management and certain employees, and reviewed certain financial and other information supplied by the Company, as well as market information.

    On January 13, 1997, Lazard Freres met with senior management of the Company to review Lazard Freres' preliminary analysis of the Company's strategic alternatives, which included the possible purchase of the Lawter Block and implementation of a dual class capital structure.

    Following the January 13, 1997 meeting, senior management of the Company directed counsel for the Company to prepare for senior management's review an amendment to the Company's Restated Certificate of Incorporation which would implement a dual class recapitalization structure that would (i) authorize a new class of nonvoting common stock to be issued in a conversion whereby each share of Existing Common Stock would be changed into one-half share of voting common stock and one-half share of nonvoting common stock, (ii) prevent persons from acquiring substantial voting positions without acquiring corresponding non-voting positions, and (iii) provide the Board of Directors with the ability to pay higher dividends to holders of non-voting common stock in order to minimize any disparity in the market prices of the voting and non-voting shares. Prior to the February 3, 1997 Board of Directors meeting, counsel for the Company delivered a draft amendment to senior management for their review.

    CONSIDERATION OF THE RECAPITALIZATION AMENDMENT BY THE BOARD OF DIRECTORS AND THEIR ADVISORS. At a special meeting of the Board of Directors held on February 3, 1997, all members of the Board of Directors, representatives of the Company's financial advisors and counsel for the Company met to review in detail the Company's strategic alternatives. The review included a discussion of the Company's market valuation and liquidity, industry peer group financial and stock performance, and the Company's growth objectives and its capital structure. The review also included a discussion of general strategic alternatives available to the Company, including the possible purchase of the Lawter Block and the implementation of a dual class capital structure.

    With respect to a purchase of the Lawter Block, the Board of Directors concluded, based on the review and discussions with its financial advisors and counsel, that a purchase from Lawter at a substantial premium price would place a significant financial burden on the Company, might limit the Company's ability to fund future growth by acquisition or otherwise, and might result in a negative reaction from the Company's stockholders and the market. The Board of Directors decided, based on these conclusions and notwithstanding the benefits the Company would obtain by acquiring the Lawter Block, that a purchase of the Lawter Block at a significant premium price at this time would not be in the best interests of the Company or its stockholders. However, the Board of Directors also noted that, while any negotiated purchase of the Lawter Block would require a substantial financial commitment by the Company, the purchase of the Lawter Block at or near a market price would have a less significant effect on the continuing financial condition of the Company, allow the Company future financing flexibility and as a result most likely be viewed positively by the Company's stockholders and the market. As a result of these discussions, the Board of Directors concluded that representatives of Lazard Freres should contact Lawter to communicate the position of the Board of Directors that the Company remained interested in pursuing the purchase of the Lawter Block provided such purchase could be made at or near the market price.

    The meeting then turned to dual class capital structures, including a discussion of the impact of similar proposals on aggregate market value of outstanding common equity of companies with dual classes of common equity; the potential market price differential between voting and nonvoting shares; the potential impact on the Company's market liquidity; the reaction of institutional investors to nonvoting stock structures; the impact on the Company's ability to raise capital; and the market impact of various features of the nonvoting shares. Counsel for the Company reviewed with the Board of Directors the provisions of the proposed recapitalization amendment previously reviewed and approved by senior management and its effects on the current capital structure of the Company. Counsel then outlined for the Board of Directors the legal aspects of a dual class capital structure, The NASDAQ Stock Market rules regarding the listing of both the voting and nonvoting shares, and the fiduciary responsibilities of the Board of Directors with respect to considering and implementing a dual class recapitalization proposal. In connection with its review of the dual class capital structure alternative, the Board of Directors considered its financial advisor's analysis of thirty New York Stock Exchange and NASDAQ listed companies that have both voting and non-voting shares that trade publicly which the financial advisor considered to be a representative group of such companies. The analysis addressed the following issues: (i) voting rights of each class; (ii) relative dividend yields; (iii) relative valuation; (iv) objectives of controlling shareholders; and (v) share performance over different time periods. Lazard Freres presented information on the impact that similar capital structures in other public companies have had on total market value of outstanding common equity, potential market-price differentials between voting and nonvoting shares, potential impact on liquidity, reaction of institutional investors to nonvoting structures and the ability to raise capital through the issuance of nonvoting common stock. Lazard Freres cautioned the Board of Directors, however, that since the circumstances surrounding each company's situation is unique no assurance can be given as to the market's reaction to a dual class capital structure for a particular company, particularly one whose stock is as illiquid as the Company's.

    The Board of Directors then reviewed and discussed the specific terms of the proposed recapitalization amendment presented by counsel for the Company, as well as the likely benefits and possible disadvantages of the proposal. The Board of Directors noted that a dual class capital structure as proposed would not preclude the Company from pursuing other strategic alternatives, including a purchase of the Lawter Block.

    Based on the presentation of management and the Company's advisors, the Board of Directors acknowledged that the dual class recapitalization proposal was worthy of further consideration, directed management and counsel to finalize a proposal for the Board of Directors' consideration and instructed management and counsel to submit the dual class recapitalization proposal to The NASDAQ Stock Market for its review in advance of any final approval by the Board of Directors. The February 3, 1997 special meeting was adjourned to allow time for the Board of Directors to further study the strategic alternatives presented to the Board of Directors.

    The Board of Directors met again on March 3, 1997 in a special meeting with all members present. Also present were representatives of the Company's financial advisor and counsel. Prior to the meeting counsel to the Company delivered to all directors a draft of the Recapitalization Amendment and a written summary of the terms and conditions of the Recapitalization Amendment and its effects on the current capital structure of the Company.

    The representatives of Lazard Freres reported to the Board of Directors that they met with Mr. John O'Mahoney, the Chairman and Chief Executive Officer of Lawter, on February 13, 1997 and informed him that, while the Company remained interested in purchasing the Lawter Block, such purchase could at this time only be made at or near a market price. Lazard Freres indicated Lawter's lack of interest in a sale that would not include a significant premium to market.

    The Board of Directors then considered a proposal to adopt the Recapitalization Amendment in order to implement a dual class stock recapitalization of the Company. The Board of Directors was informed by counsel for the Company that a representative of The NASDAQ Stock Market had advised the Company that the issuance of nonvoting Class A Common Stock pursuant to the Recapitalization Amendment would be permitted under the rules and regulations of The NASDAQ Stock Market.

    The Board of Directors discussed the Recapitalization Amendment in detail, including, without limitation, reviewing matters more fully described below under "Reasons for the Recapitalization Amendment; Recommendation of the Board of Directors." Following these discussions all members of the Board of Directors present at the meeting, including the directors who are neither members of the Hach family nor an officer or employee of the Company (representing a majority of the full Board of Directors), voted to approve the Recapitalization Amendment and to recommend it to the Company's stockholders.

    The Board of Directors then called a special meeting of stockholders for June 19, 1997 to consider the approval of the Recapitalization Amendment, set a record date of April 25, 1997 for the purpose of determining stockholders who can vote at such special meeting on the approval of the Recapitalization Amendment, and authorized the Company to file a proxy statement with the Securities and Exchange Commission relating to such special meeting.

                  REASONS FOR THE RECAPITALIZATION AMENDMENT;
                    RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company believes, after careful consideration of the potential advantages and disadvantages of the Recapitalization Amendment, that the Recapitalization Amendment is in the best interest of the Company and its stockholders. The material advantages and disadvantages of the Recapitalization Amendment considered by the Board of Directors are set forth herein. The Board of Directors believes that the creation of a capital structure with both voting and nonvoting Common Stock would offer a number of potential benefits to the Company and its stockholders, which are described below. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION AUTHORIZING THE RECAPITALIZATION AMENDMENT.

    FINANCING AND ACQUISITION FLEXIBILITY. The Board of Directors believes that the management of the Company by members of the Hach family have contributed substantially to the growth and success of the Company. The Board of Directors believes that maintaining the relative voting power of the Hach family is in the best interests of the Company and its stockholders. Because any sales of voting stock by the Company would reduce the Hach family's voting power, and might lead to an acquisition of control by Lawter, the Board of Directors' goal of preserving that voting power has limited the Company's ability to sell or issue stock for financings, acquisitions or other purposes. In addition, the Board of Directors is aware that the Hach family desires at the present time to retain control of the Company and therefore would probably be opposed to the sale or issuance of significant amounts of voting stock by the Company.

    Implementation of the Recapitalization Amendment would provide the Company with the ability to issue common equity or convertible debt for financing or acquisition purposes without diluting the voting power of the Company's existing stockholders, including the Hach family. The Class A Common Stock may also be used, rather than voting Class B Common Stock, for the Company's stock benefit plans. The Company has no present plans to issue additional equity or convertible securities in any acquisition or financing arrangement.

    STOCKHOLDER FLEXIBILITY AND LIQUIDITY. Once the Recapitalization Amendment is effective, stockholders who desire to maintain their voting positions would be able to do so even if they decide to sell or otherwise dispose of shares of Class A Common Stock. The Recapitalization Amendment thus would give all stockholders, including members of the Hach family and Lawter, increased flexibility to dispose of a portion of their equity interest in the Company for estate planning or other purposes without affecting their relative voting power. In addition, because stockholders who are interested in maintaining their voting interest in the Company may be more willing to sell shares of the Company if such sale does not result in a decrease in their relative voting power, the Recapitalization Amendment may result in increased trading of equity securities of the Company, thereby increasing liquidity. It is anticipated that both the voting Class B Common Stock and nonvoting Class A Common Stock will be listed on The NASDAQ Stock Market. The Company is unaware of any current plans or arrangements on the part of the members of the Hach family to sell their Common Stock.

    CONTINUITY. The adoption of the Recapitalization Amendment would enable the Company to issue Class A Common Stock for financing, acquisition and other purposes without immediately diluting the voting power of the Company's existing stockholders, although their equity interests would be diluted. The adoption of the Recapitalization Amendment should reduce the risk of disruption in the continuity of the Company's long-term plans and objectives that could otherwise result if the members of the Hach family choose to sell a significant block of stock for diversification, for estate planning purposes or for other reasons. Implementation of the proposal would allow members of the Hach family to continue to exercise control over a substantial portion of the Company's voting power even if members of the Hach family choose to reduce their total equity position significantly, and allow members of the Hach family additional estate planning flexibility to determine the succession of voting control through gifts or bequests of Class B Common Stock. Therefore, the Recapitalization Amendment should reduce the risk that the Company could, at some future date, be compelled to consider a sale of the Company in an environment that could be dictated to the Company and the Board of Directors by the financial circumstances of the members of the Hach family.

    KEY EMPLOYEES. The Recapitalization Amendment is intended to permit all employees of the Company to continue to concentrate on their employment responsibilities by reducing any concern that the future of the Company could be affected by real or perceived succession issues or by an unsolicited takeover attempt that might otherwise be triggered by significant sales of shares of the Company by members of the Hach family in the future. By reducing these uncertainties, the Recapitalization Amendment may enhance the ability of the Company to attract and retain highly qualified key employees. In addition, the Company's ability to issue Class A Common Stock should increase the Company's flexibility in structuring compensation plans and arrangements so that employees may continue to participate in the growth of the Company without diluting the voting power of existing stockholders.

    BUSINESS RELATIONSHIPS. Implementation of the Recapitalization Amendment may enhance the existing and potential business relationships of the Company with suppliers, customers, and other parties who might become concerned about changes in control of the Company in the event the Hach family holdings are diluted.

                     CERTAIN POTENTIAL DISADVANTAGES OF THE
                           RECAPITALIZATION AMENDMENT

    While the Board of Directors has determined that implementation of the Recapitalization Amendment is in the best interests of the Company and its stockholders, the Recapitalization Amendment may also be considered to have certain disadvantages, including those set forth below and those set forth under "Certain Effects of the Recapitalization Amendment."

    CHANGE OF CONTROL IMPACT. The Hach family currently owns a significant portion of the Existing Common Stock and has effective control over the Company. Historically, exercise of this effective control by the Hach family has prevented Lawter and other third parties from acquiring control of the Company. Practically speaking, no attempt to obtain control of the Company is likely to succeed without the consent of the Hach family. Currently, however, the members of the Hach family can reduce their equity position in the Company only by diluting their ownership of voting stock and increasing the possibility that a third party could gain control of the Company over the objections of the Hach family. Once effective, the Recapitalization Amendment will allow members of the Hach family to continue to exercise voting control even if some or all of them choose to reduce their holdings of shares of Class A Common Stock. As a result, an effect of the Recapitalization Amendment will be to further limit the future circumstances in which a sale or transfer of equity by the Hach family could lead to a merger proposal or tender offer that is not acceptable to the Hach family or a proxy contest for the removal of incumbent directors, whether made by Lawter or some other person. Consequently, the effect of the Recapitalization Amendment might be to reduce the possibility that stockholders of the Company may sell their shares at a premium over prevailing market prices and make it more difficult to replace the current Board of Directors and management of the Company.

    STATE STATUTES. Some state securities statutes contain provisions which, due to the issuance of Class A Common Stock, may restrict an offering of equity securities by the Company or the secondary trading of its equity securities in those states. However, assuming, as expected, that the Class B Common Stock and Class A Common Stock will be listed on the NASDAQ Stock Market National Market System, the Securities Act of 1933 will provide an exemption from such state regulations for the offering and secondary trading of the Company's equity securities.

    ACQUISITION ACCOUNTING. The Class A Common Stock may not be used to effect a business combination intended to be accounted for using the "pooling of interests" method. In order for such method to be used, the Company would be required to issue shares of Class B Common Stock as the consideration for the combination.

    INVESTMENT BY INSTITUTIONS. Implementation of the Recapitalization Amendment may affect the decision of certain institutional investors that would otherwise consider investing in and retaining the Existing Common Stock. The holding of nonvoting shares may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors. The Company is not aware of the effect, if any, the implementation of the Recapitalization Amendment will have on the continued holdings of those institutional investors who currently own Existing Common Stock.

                  DESCRIPTION OF THE CLASS A COMMON STOCK AND
                            THE CLASS B COMMON STOCK

    As indicated above, the Recapitalization Amendment will reclassify the Existing Common Stock into Class A Common Stock and Class B Common Stock. The rights, powers and limitations of the Class A Common Stock and the Class B Common Stock are set forth in full in the proposed Article Fourth of the Company's Restated Certificate of Incorporation. The full text of Article Fourth as proposed to be amended and restated is set forth as Appendix A to this Proxy Statement. The following summary should be read in conjunction with, and is qualified in its entirety by reference to, such Appendix A.

    GENERAL. Except as otherwise required by the Delaware General Corporation Law ("DGCL") or as otherwise provided in the Company's Amended Restated Certificate, each share of Class A Common Stock and each share of Class B Common Stock have identical powers, preferences and rights in all other respects. There are no redemption or sinking fund provisions applicable to the Class A Common Stock or the Class B Common Stock. Holders of Class A Common Stock and Class B Common Stock are not subject to further calls or assessments by the Company. All outstanding shares of Class A Common Stock and Class B Common Stock, when validly issued, will be fully paid and non-assessable.

    VOTING. The holders of shares of Class B Common Stock are entitled to one vote on any matter to be voted on by the stockholders of the Company. There is no provision in the Company's Amended Restated Certificate permitting cumulative voting. The holders of shares of Class A Common Stock are not entitled to vote on any matter to be voted on by the stockholders of the Company, except as required under the DGCL or the Company's Amended Restated Certificate.

    Under the Amended Restated Certificate and the DGCL, only the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock entitled to vote will be required to amend the

Restated Certificate or to authorize additional shares of Class A Common Stock or Class B Common Stock; and the affirmative vote of the holders of a majority of the Class B Common Stock will be required to approve any merger or consolidation of the Company with or into any other corporation or sale of substantially all its assets or to approve the dissolution of the Company, subject to the provisions of Article Ninth of the Company's Restated Certificate that requires approval by the vote of the holders of at least 80% of the outstanding voting capital stock if such transaction with a potential acquiror is not approved by the requisite vote of the Company's Board of Directors prior to such person's accumulation of 5% or more of the Company's outstanding voting capital stock. The holders of the Class B Common Stock will elect the entire Board of Directors. In addition, as permitted under the DGCL, the Amended Restated Certificate will provide that the number of authorized shares of either class may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the Class B Common Stock.

    Under the DGCL, the holders of Class A Common Stock will be entitled to vote on proposals to change the par value of the Class A Common Stock or to alter or change the powers, preferences or special rights of shares of Class A Common Stock, including the Class A Protection Provision, which may affect them adversely.

    DIVIDENDS AND DISTRIBUTIONS. Each share of Class A Common Stock and Class B Common Stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of the Company, except that (i) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than any dividend or distribution in cash or property on a share of Class B Common Stock, and (ii) dividends or other distributions payable on the Class A Common Stock and Class B Common Stock in shares of capital stock shall be made to all holders of the Class A Common Stock and Class B Common Stock and may be made (a) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (b) in shares of Class A Common Stock to the holders of Class A Common Stock and to holders of Class B Common Stock, or (c) in any other authorized class or series of capital stock to the holders of Class A Common Stock and Class B Common Stock. In no event will either the Class A Common Stock or Class B Common Stock be split, subdivided, or combined unless the other is proportionately split, subdivided, or combined.

    Although the Board of Directors would have authority under the Amended Restated Certificate to pay dividends and make distributions on the Class A Common Stock in amounts greater than on the Class B Common Stock, the Board of Directors currently intends that future dividends will be paid on both classes on an equal per share basis.

    MERGERS AND CONSOLIDATIONS. Each holder of Class A Common Stock and Class B Common Stock will be entitled to receive the same per share consideration in the event of a merger or consolidation.

    CLASS A PROTECTION. Once the Recapitalization Amendment becomes effective, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class B Common Stock without corresponding purchases of Class A Common Stock, and the Class B Common Stock could therefore trade at a premium to the Class A Common Stock under certain circumstances. In order to reduce or eliminate the economic reasons for the Class B Common Stock and Class A Common Stock to trade at disparate market prices and to give holders of Class A Common Stock the opportunity to participate in any premium paid in the future for a significant block (15% or more) of the Class B Common Stock by a buyer who has not acquired a proportionate share of Class A Common Stock, the Board of Directors determined that the

Recapitalization Amendment would include a "Class A Protection Provision." The Class A Protection Provision might have an anti-takeover effect by making the Company a less attractive target for a takeover bid. As discussed below, there can be no assurance that the Company will in all instances be able to readily identify persons whose holdings subject them to the Class A Protection Provision.

    The Class A Protection Provision provides that if any person or group (other than the Company), acquires beneficial ownership of 15% or more of the then outstanding shares of Class B Common Stock after the Effective Time of the Recapitalization Amendment, and such person or group (a "Significant Stockholder") does not immediately after such acquisition beneficially own an equal or greater percentage of all then outstanding shares of Class A Common Stock, such Significant Stockholder must, within a 90-day period beginning the day after becoming a Significant Stockholder, commence a public cash tender offer as described below to acquire additional shares of Class A Common Stock (a "Class A Protection Transaction"). If a Significant Stockholder does not undertake the required Class A Protection transaction, he would lose the right to vote the Class B shares acquired after the Effective Time. For example, if a stockholder owns 4% of the Existing Common Stock prior to the adoption of the Recapitalization Amendment and thereafter purchases an additional 16% of the Class B Common Stock without purchasing any additional Class A Common Stock, such stockholder will not be allowed to vote the 16% of the Class B Common Stock acquired after the Effective Time of the Recapitalization Amendment unless he commences a tender offer for an additional 16% of the Class A Common Stock at the prescribed price. Alternatively, such stockholder could sell that number of shares equal to 2% of the outstanding Class B Common Stock, thus dropping the percentage of Class B Common Stock acquired by him after the Effective Time of the Recapitalization Amendment to 14%, leaving him with an aggregate of 18% of the Class B Common Stock, all of which he could vote.

    The 15% Class B Common Stock ownership threshold which initially triggers a Class A Protection Transaction may not be waived by the Board of Directors, nor may the Board of Directors amend this threshold in the Amended Restated Certificate without stockholder approval, including under the Amended Restated Certificate, a majority vote of the outstanding Class A Common Stock voting separately as a class.

    In connection with the application of the Class A Protection Provision, the following shares of the Company's Common Stock shall be excluded from any determination of the shares of Common Stock owned by a person or group, but not for the purpose of determining shares outstanding: (i) shares beneficially owned at the Effective Time; (ii) shares acquired by will, by laws of descent and distribution, by gift, or by foreclosure of a bona fide loan; (iii) shares acquired from the Company; (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing or reincorporating such person but not for the purpose of acquiring another person); (v) shares acquired in exchange for shares of Class A Common Stock if the Class A Common Stock were acquired by the exchanging party directly from the Company as a result of the Recapitalization Amendment or any subsequent stock split or as a dividend on Class B Common Stock; and (vi) shares acquired by or from a qualified employee benefit plan of the Company (collectively the "Excluded Shares").

    In each Class A Protection Transaction, the Significant Stockholder must make a public tender offer to acquire at least that number of additional shares of Class A Common Stock (the "Additional Shares") determined by (i) multiplying the percentage of the number of shares of outstanding Class B Common Stock beneficially owned and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Class A Common Stock outstanding on the date such Person or group became a Significant Stockholder; and (ii) subtracting therefrom the number of shares of Class A Common Stock beneficially owned by such Significant Stockholder on the date such Person became a Significant Shareholder which were acquired after the Effective Time. The Significant Stockholder must acquire all Class A Common Stock validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro-rata number of Class A Common Stock from each tendering holder (based on the number of shares of Class A Common Stock tendered by each tendering stockholder).

    The offer price for any shares of Class A Common Stock required to be purchased by the Significant Stockholder pursuant to this provision would be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any share of Class A Common Stock or Class B Common Stock in the six-month period ending on the date such person or group became a Significant Stockholder (or such shorter period after the Effective Time if the date such person or group became a Significant Stockholder is not more than six months following the Effective Time); (ii) the highest reported sale price of a share of Class A Common Stock or Class B Common Stock on The NASDAQ Stock Market National Market System (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such person or group became a Significant Stockholder; or (iii) the highest reported sale price for a share of Class A Common Stock or a share of Class B Common Stock on The NASDAQ Stock Market National Market System (or such other securities exchange or quotation system constituting the principal trading market for such shares) on the business day preceding the date the Significant Stockholder commences the required tender offer.

    A Class A Protection Transaction would also be required of any Significant Stockholder that acquires an additional amount of Class B Common Stock equal to or greater than the next higher multiple of 5% (e.g., 20%, 25%, 30%, etc.) of the outstanding Class B Common Stock (excluding Excluded Shares) after the Effective Time if such Significant Stockholder does not then own an equal or greater percentage of all then outstanding Class A Common Stock that such Significant Stockholder acquired after the Effective Time. Such Significant Stockholder would be required to make a public cash tender offer to buy that number of Additional Shares determined in accordance with the formula set forth above in the second preceding paragraph at the offer price described in the immediately preceding paragraph, even if a previous Class A Protection Transaction resulted in fewer shares of Class A Common Stock being tendered than the Significant Stockholder was required to offer to purchase in the previous offer.

    The requirement to engage in a Class A Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares the Significant Stockholder was required to offer to purchase. If any Significant Stockholder fails to make the required tender offer, or to purchase shares validly tendered (after proration, if any), the voting rights of all Class B Common Stock owned by such Significant Stockholder and acquired after the Effective Time will be automatically suspended until consummation of an offer as required by the terms of the Class A Protection feature or until divestiture of the excess Class B Common Stock that triggered the tender offer requirement. To the extent that the voting power of any Class B Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

    Neither the Class A Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage ownership of Class B Common Stock resulting solely from a change in the total number of Class B Common Stock outstanding. All calculations with respect to percentage ownership of outstanding shares of either class of Common Stock shall be based upon the number of outstanding shares reflected in either the records of or a certificate from the Company's stock transfer agent or reported in the last to be filed of the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or definitive proxy statement.

    Since the definition of Significant Stockholder is based on the beneficial ownership percentage of Class B Common Stock acquired after the Effective Time of the Recapitalization Amendment, a person or group who is a stockholder of the Company at the Effective Time will not become a Significant Stockholder unless such person or group acquires an additional 15% of the then outstanding Class B Common Stock, regardless of the number of shares of Existing Common Stock owned prior to the Effective Time of the Recapitalization Amendment. For purposes of the Class A Protection feature, the terms "beneficial ownership" and "group" generally have the same meanings as used in Regulation 13D promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), subject to certain exceptions set forth therein.

    The Class A Protection provision does not prevent any person or group from acquiring a significant or controlling interest in the Company, provided such person or group acquires a proportionate percentage of the Class A Common Stock, undertakes a Class A Protection Transaction or incurs the suspension of the voting rights of the Class B Common Stock as provided by the Class A Protection feature. If a Class A Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Stockholder might otherwise be able to acquire an identical number of Class A Common Stock. Such requirement could make an acquisition of a significant or controlling interest in the Company more expensive and, if the Class A Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. See "Certain Potential Disadvantages of the Recapitalization Amendment--Change of Control Impact." However, by restricting the ability of an acquiror to acquire a significant interest in the Class B Common Stock by paying a "control premium" for such shares without acquiring, or paying a similar premium for, Class A Common Stock, the Class A Protection feature is designed to help reduce or eliminate any discount on either of these classes of Common Stock.

    There can be no assurance that the Company will be able to readily identify a person or group as a Significant Stockholder. Although the Exchange Act requires persons or groups holding 5% or more of the Class B Common Stock or the Class A Common Stock to file reports with the Commission and the Company specifying the level of their ownership, there can be no assurance that a person or group will comply with such law or that alternative methods of identifying such holders will be available. As a result, the benefits of the Class A Protection feature may be difficult to enforce.

    LIMITED CONVERTIBILITY. Neither the Class B Common Stock nor the Class A Common Stock will be convertible into another class of common stock or any other security of the Company, except that all then outstanding Class A Common Stock will change into Class B Common Stock on a share-for-share basis (i) automatically at any time when the number of outstanding shares of Class B Common Stock falls below 10% of the aggregate number of outstanding Class B Common Stock and Class A Common Stock; and (ii) upon resolution of the Board of Directors if, as a result of the existence of the Class A Common Stock, either the Class B Common Stock or Class A Common Stock or both, are excluded from trading on The NASDAQ Stock Market National Market System and other comparable quotation systems then in use, and are excluded from trading by the New York Stock Exchange, American Stock Exchange and all other principal national securities exchanges then in use. Upon any such change, the voting interests of the holders of Class B Common Stock would be diluted. In addition, to the extent that the market price of the Class B Common Stock is higher or lower than the market price of the Class A Common Stock immediately prior to such change, the market price of the shares held by particular holders may be adversely affected by the change.

    PREEMPTIVE RIGHTS. None of the Class B Common Stock or the Class A Common Stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of the Company's shares.

    TRANSFERABILITY; TRADING MARKET. Like the Existing Common Stock, the Class B Common Stock and Class A Common Stock will be freely transferable. The Company is filing applications with The NASDAQ Stock Market to list both the Class A Common Stock and the Class B Common Stock and, like the Existing Common Stock, it is expected that both such classes will be approved for quotation on The NASDAQ Stock Market National Market System.

    INCREASE IN AUTHORIZED COMMON STOCK. The current Restated Certificate of Incorporation of the Company authorizes 25,000,000 shares of Common Stock. The Recapitalization Amendment would increase the authorized number of shares of Common Stock to 30,000,000, consisting of 15,000,000 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock. After the effectiveness of the Recapitalization Amendment, approximately [5,688,000] shares of each Class B Common Stock and Class A Common Stock would be issued and outstanding. Additional Class B Common Stock and Class A Common Stock would therefore be available for issuance from time to time in the future for any proper corporate purpose, including public and private equity offerings, stock splits, stock dividends, acquisitions, stock option plans, and funding of employee benefit plans. No further action or authorization by the stockholders would be necessary prior to the issuance of the additional shares of Common Stock authorized pursuant to the Recapitalization Amendment unless applicable laws or regulations would require such approval in a given instance.

    The Board of Directors of the Company believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financings, acquisition transactions, and other general corporate purposes. Having such additional authorized shares of Common Stock available for issuance in the future would give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. At the date hereof, other than pursuant to the stock incentive plans of the Company described below, the Company has no existing agreements, understandings or plans for the issuance of additional shares of Common Stock. Unissued shares of Common Stock could be issued in circumstances that would serve to preserve control of the Company's then existing management. The Company's Amended Restated Certificate would permit the holders of a majority of the outstanding Class B Common Stock voting as a single class to amend the Amended Articles to increase the number of authorized shares of any class of Common Stock. The holders of Class A Common Stock would have no right to participate in any such vote.

    STOCKHOLDER INFORMATION. The Company would deliver to the holders of Class A Common Stock the same proxy statements (without proxies except as required by law), annual reports and other information and reports as it delivers to holders of Class B Common Stock.

               CERTAIN EFFECTS OF THE RECAPITALIZATION AMENDMENT

    EFFECTS ON RELATIVE OWNERSHIP INTEREST AND VOTING POWER. Because the Recapitalization Amendment provides that each issued share of Existing Common Stock would be changed into one half share of Class A Common Stock and one half share of Class B Common Stock, the relative ownership interest and voting power of each record holder at the Effective Time will be the same immediately after such time as it was immediately prior thereto. Consequently, assuming that the members of the Hach family retain the shares of Class B Common Stock, the Recapitalization Amendment will not alter the Hach family's present voting position in the Company.

    Stockholders who sell their Class B Common Stock after the Effective Time of the Recapitalization Amendment would lose a greater amount of voting power in proportion to equity than they would have prior to such time. At the same time, stockholders desiring to maintain their voting rights in the Company would be free to continue to hold the Class B Common Stock and may instead elect to sell Class A Common Stock.

    As of the date of this Proxy Statement members of the Hach family owned an
aggregate of approximately         shares or 42% of the Existing Common Stock of
the Company. Accordingly, the Hach family will receive an aggregate of shares each of the Class B Common Stock and Class A Common Stock in connection with the Recapitalization Amendment.

    If the Hach family, following the effectiveness of the Recapitalization Amendment, were to sell all of the shares of Class A Common Stock received as a result of the Recapitalization Amendment, the Hach family would still have approximately 42% of the voting power assuming no other change. The foregoing is for illustrative purposes only and is in no way intended to suggest that the Hach family has any intention of selling any or all of its shares of Class A Common Stock or Class B Common Stock following the effectiveness of the Recapitalization Amendment. The Company has been advised that it is the present intention of members of the Hach family to hold the shares of Class B Common Stock and to dispose of shares of Class A Common Stock if they were to dispose of any shares.

    EFFECT ON MARKET VALUE AND PRICE. The market prices of Class A Common Stock and Class B Common Stock after effectiveness of the Recapitalization Amendment will depend, as does the price of Existing Common Stock prior to such time, on many factors, including among others, the future performance of the Company, general market conditions, and conditions relating to companies similar to the Company in its business and industry in general. Accordingly, the Company cannot predict the prices at which the Class A Common Stock and Class B Common Stock will trade following the effectiveness of the Recapitalization Amendment or whether one Class will trade at a premium over the other Class.

    The Company anticipates that any differential between the trading prices of the Class B Common Stock and Class A Common Stock will be modest, but there can
be no assurance as to the trading prices of either of them. On May       , 1997,
the closing sale price of the Existing Common Stock as reported on The NASDAQ
Stock Market was $         . If the market price of the Class A Common Stock
were to drop significantly below the price of the Class B Common Stock, the potential benefits of the Recapitalization Amendment with respect to flexibility for financings by the Company or resales by the stockholders may be limited.

    It is possible that either the Class A Common Stock or Class B Common Stock may trade from time to time at a premium to the other. The Class A Protection Provision and the flexibility afforded by the provision permitting the Board of Directors, in its discretion, should it so determine in the future to declare larger dividends on the Class A Common Stock are expected to reduce somewhat the reasons for the Class B Common Stock to trade at a premium compared to the Class A Common Stock. Should a premium on any class of Common Stock develop, the Recapitalization Amendment permits the Board of Directors to issue and sell authorized but unissued shares of any class of Common Stock even if the consideration which could be obtained by issuing or selling shares of another class may be greater. The

Recapitalization Amendment also expressly permits the Board of Directors to purchase shares of any class of Common Stock even if the consideration which would be paid for shares of another class may be less.

    TRADING MARKET. Upon effectiveness of the Recapitalization Amendment, approximately [5,688,000] shares of each of the Class B Common Stock and Class A Common Stock would be issued and outstanding. If the Company wishes to minimize dilution of voting power to existing stockholders, it is more likely to issue additional shares of Class A Common Stock than Class B Common Stock in the future to raise equity capital, finance acquisitions, or fund employee benefit plans. Furthermore, members of the Hach family may dispose of Class A Common Stock over time rather than Class B Common Stock. Any such issuance of additional Class A Common Stock by the Company or dispositions of Class A Common Stock by members of the Hach family or other major stockholders may serve to further increase market activity in the Class A Common Stock relative to the Class B Common Stock. Greater market activity may result in increased volatility in pricing and could enlarge any price differential, either higher or lower, between the Class A Common Stock and Class B Common Stock.

    BENEFIT PLANS. The incentive stock plans of the Company that will be affected by the Recapitalization Amendment are the (i) 1993 Employee Stock Option Plan (the "Employee Option Plan"), (ii) 1995 Non-Employee Directors Stock Plan (the "Director Option Plan"), (iii) the Employee Stock Ownership Plan (the "ESOP"), (iv) the Employee Stock Purchase Plan (the "Stock Purchase Plan") and
(v) the Employees' Profit Sharing Plan (the "Profit Sharing Plan").

    With respect to the Employee Option Plan, the Compensation Committee of the Board of Directors has authority under such plan to adjust the aggregate number of shares as to which options may be granted, the number of shares subject to each outstanding option and the option price for shares subject to outstanding options. As a result of the Recapitalization Amendment, the Compensation Committee is expected to substitute one half of each share of Class A Common Stock and one half of each share of Class B Common Stock for each share of Existing Common Stock subject to an outstanding option, however, the current aggregate option exercise price for each outstanding option will remain unchanged. In addition, the Board of Directors anticipates amending the Employee Option Plan to provide that options granted thereunder after the Effective Time may relate solely to Class B Common Stock, solely to Class A Common Stock, or to a combination of the two, at the discretion of the Compensation Committee, and will adjust the shares of Common Stock reserved for issuance under the Employee Option Plan accordingly.

    Under the Director Plan, upon a recapitalization of the Company's capital structure, the Board is authorized to make appropriate adjustments to the aggregate number of shares as to which options may be granted, the number of shares subject to each outstanding option and the option price for shares subject to each outstanding option (including, without limitation, the shares automatically granted to newly-elected non-employee directors). The Board is expected to make the same adjustments to options outstanding under the Director Plan as discussed above with respect to the Employee Option Plan. It is anticipated that the Board will make adjustments to the Director Plan to provide that awards and grants thereunder after the Effective Time may relate solely to Class B Common Stock, solely to Class A Common Stock, or to a combination of the two, at the discretion of the Administration Committee, and will adjust the shares of Common Stock reserved for issuance under the Director Plan accordingly.

    The Board of Directors anticipates amending the Stock Purchase Plan to provide that all purchases under the Stock Purchase Plan for the offering periods beginning after the Effective Time will be for shares of Class A Common Stock.

    As with any stockholder of the Company, each share of Existing Common Stock held by the ESOP or the Profit Sharing Plan would be changed into one half share of Class A Common Stock and one half share of Class B Common Stock once the Recapitalization Amendment is effective. As of April 25, 1997, the ESOP held an aggregate of 692,489 shares of Existing Common Stock, and the Profit Sharing Plan held an aggregate of 128,657 shares of Existing Common Stock. In addition, the Board of Directors anticipates amending the Profit Sharing Plan to authorize the Company to make its required matching contributions under the 401(k) component of the Profit Sharing Plan solely in Class B Common Stock, solely in Class A Common Stock, or in a combination of the two, at the discretion of the Plan trustees.

    BOOK VALUE AND EARNINGS PER SHARE. Since the interest of each stockholder in the total equity of the Company would remain unchanged as a result of the Recapitalization Amendment, the change of each share of Existing Common Stock into one half share of Class A Common Stock and one half share of Class B Common Stock would not cause the book value per share and earnings per share of the Company to be materially adjusted.

    EFFECT ON FAIR PRICE PROVISION. Article Ninth of the Company's Restated Articles which was adopted in 1977 requires the affirmative vote of at least 80% of all outstanding shares of the Company entitled to vote on matters presented to a vote of stockholders in order to effect a merger or consolidation with another corporation or to authorize the sale, lease or other disposition of all or a substantial part of the assets of the Company where the other party to the transaction, including its affiliates and associated persons, is the beneficial owner, directly or indirectly, of 5% or more of the aggregate voting power of all outstanding shares of the Company entitled to vote on matters presented to a vote of stockholders (an "Interested Party"). The requirement for approval by an 80% vote is not applicable to transactions if (i) the Board of Directors by resolution has approved a memorandum of understanding with the other party substantially consistent with such transaction prior to the time such party became a holder of more than 5% of the capital stock of the Company or (ii) the Company at the conclusion of the transaction is the beneficial owner of a majority, by vote, of the outstanding shares of all classes of capital stock entitled to vote in elections for directors of such other corporation or a majority by voting interest in the other entity when the transaction is consummated. Once the Recapitalization Amendment is effective, the provisions of Article Ninth will generally be applicable to both Class A Common Stock and Class B Common Stock except that (i) holders of Class A Common Stock will not be entitled to vote on the approval of a proposed transaction with an Interested Party and (ii) a person's ownership of Class A Common Stock will not be counted in determining whether such person is an "Interested Party" under Article Ninth.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of certain U.S. federal income tax consequences to the stockholders of the Company resulting from the exchange of Existing Common Stock for Class A Common Stock and Class B Common Stock. The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, administrative pronouncements, judicial decisions and Treasury Regulations, all of which are subject to change, possibly with retroactive effect. The following discussion assumes that the stockholders hold their Existing Common Stock as a capital asset. The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations resulting from the exchange of Existing Common Stock for Class A Common Stock and Class B Common Stock. The following discussion does not address the tax consequences to the holders of any options or warrants to require Existing Common Stock. The following discussion also does not address the tax consequences resulting from the exchange of Existing Common Stock for Class A Common Stock and Class B Common Stock under state, local or non-U.S. tax laws. In addition, the following discussion may not apply, in whole or in part, to particular categories of stockholders of the Company, such as dealers in securities, insurance companies, foreign persons, tax-exempt organizations, financial institutions and stockholders that acquired Existing common Stock upon the exercise of compensatory stock options or otherwise as compensation. No ruling on the federal, state or local tax considerations resulting from the exchange of Existing Common Stock for Class A Common Stock and Class B Common Stock has been requested or is expected from the Internal Revenue Service or any other taxing authority. THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS OF THE COMPANY ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE EXCHANGE OF EXISTING COMMON STOCK FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

    The exchange of Existing Common Stock for Class A Common Stock and Class B Common Stock will constitute a "reorganization" within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, a stockholder will recognize no gain or loss on the exchange of its Existing Common Stock for Class A Common Stock and Class B Common Stock (except with respect to cash received in lieu of fractional shares of Class A Common Stock and Class B Common Stock).

    A stockholder's aggregate tax basis in its Existing Common Stock will be allocated between its Class A Common Stock and its Class B Common Stock in proportion to the fair market value of each share of Class A Common Stock and Class B Common Stock at the Effective Time. If a stockholder acquired its shares of Existing Common Stock in different lots at different prices, the basis of the shares of Class A Common Stock and Class B Common Stock received will be calculated separately with respect to each lot of Existing Common Stock exchanged for Class A Common Stock and Class B Common Stock, provided such stockholder takes adequate steps to identify the shares of Class A Common Stock and Class B Common Stock received with respect to the different lots of Existing Common Stock. A stockholder's holding period for its Class A Common Stock and its Class B Common Stock will include such a stockholder's holding period for its Existing Common Stock.

    The receipt of cash in lieu of fractional shares will result in a deemed issuance of fractional shares of Class A Common Stock and Class B Common Stock followed by a deemed redemption of such fractional shares for cash. Under
Section 302 of the Code, a stockholder of the Company who (i) is not involved in directing corporate affairs, (ii) holds a minimal stock interest in the Company, and (iii) is not considered to own indirectly shares of the Company under the constructive ownership provisions of Section 318 of the Code will recognize capital gain or loss on such deemed redemption equal to the difference between the amount of cash received and the holder's tax basis in such fractional shares (as computed above). Such capital gain or loss will be long term if a stockholder's holding period exceeds one year at the Effective Time. In the case of other stockholders, Section 302 of the Code sets forth other tests which if met, would also result in similar treatment of the holder. Such stockholders should consult their own tax advisor regarding the application of these tests. In the event, however, that none of these tests could be met, the cash payment for fractional shares would be taxed as a dividend.

    A stockholder will recognize no gain or loss upon conversion of its Class A Common Stock into shares of Class B Common Stock pursuant to the limited convertibility feature described above. The tax basis of the shares of Class B Common Stock received upon conversion will be the same as the tax basis of the shares of Class A Common Stock converted, and the holding period for such shares of Class B Common Stock will include the holding period of the shares of Class A Common Stock converted.

    SECURITIES ACT OF 1933. The change of each share of Existing Common Stock to one half share of Class A Common Stock and one half share of Class B Common Stock will not constitute an "offer," "offer to sell," "offer for sale," or "sale" of a security within the meaning of Section 2(3) of the Securities Act and Rule 145 thereunder. Consequently, the Company has not for purposes of the Recapitalization Amendment registered the Class A Common Stock or the Class B Common Stock under the Securities Act.

    Since there would be no sale of either the Class A Common Stock or the Class B Common Stock at the Effective Time of the Recapitalization Amendment, stockholders would not be deemed to have acquired such shares separately from the Existing Common Stock for purposes of the Securities Act and Rule 144 thereunder. Class A Common Stock and Class B Common Stock held immediately upon effectiveness of the Recapitalization Amendment, other than any such shares held by affiliates of the Company within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the Existing Common Stock without registration under the Securities Act. Affiliates of the Company, including certain members of the Hach Family, and holders of "restricted" shares would continue to be subject to the restrictions specified in Rule 144 under the Securities Act with respect to sales of shares of Class A Common Stock and Class B Common Stock.

    THE NASDAQ STOCK MARKET CRITERIA. The Existing Common Stock is currently traded on The NASDAQ Stock Market National Market System and application is being made to trade the Class A Common Stock and the Class B Common Stock on The NASDAQ Stock Market National Market System. The NASDAQ Stock Market has advised the Company that the issuance of nonvoting Class A Common Stock pursuant to the Recapitalization Amendment would not violate the rules and regulations of The NASDAQ Stock Market and would be permitted thereunder. The Company presently anticipates that both the Class A Common Stock and the Class B Common Stock would be approved for trading on The NASDAQ Stock Market.

    SUBSEQUENT AMENDMENTS. The Recapitalization Amendment would not prevent the Company from taking any action, or otherwise affect the Company's ability, with the requisite approval of its stockholders, to adopt any future amendments to the Amended Restated Certificate for the purpose of further changing the Company's capital structure or for any other lawful purpose.

                          INTERESTS OF CERTAIN PERSONS

    Members of the Hach Family have an interest in the implementation of the Recapitalization Amendment because, as noted above, they may retain their current effective control of the Company, even if they dispose of some or all of the Class A Common Stock received by them as a result of the adoption of the Recapitalization Amendment. Also, as a result of the Recapitalization Amendment, members of the Hach Family will be able to increase their voting power without increasing their equity investment by selling Class A Common Stock and by purchasing Class B Common Stock with the proceeds (subject to the Class A Protection provision). In addition, Kathryn Hach-Darrow, Bruce J. Hach and Gary
R. Dreher are members of the Company's senior management, as well as members of the Board of Directors. The Company is not aware of any current plans of members of the Hach family or senior management to acquire any additional shares of the Company's Common Stock after the Effective Time of the Recapitalization Amendment (except to the extent such individuals may participate in director and employee incentive and benefit plans of the Company). For information related to the stock ownership of certain members of the Hach family and the Company's officers and directors, see "Stock Ownership of Certain Beneficial Owners."

             SELECTED TRADING ACTIVITY, MARKET PRICES AND DIVIDENDS

    The Company's Existing Common Stock is traded on The NASDAQ Stock Market (symbol: HACH). The average daily trading volume for each quarter of the fiscal year ended April 30, 1997, and the range of daily high and low last sale prices of the Existing Common Stock for the periods as reported by The National Quotations Bureau, Inc., are as follows:

                                                                                                     LAST SALE PRICE
                                                                                   AVERAGE DAILY   --------------------
FISCAL YEAR ENDED APRIL 30, 1997                                                      VOLUME         HIGH        LOW
--------------------------------------------------------------------------------  ---------------  ---------  ---------
First Quarter...................................................................         2,450     $   17.50  $   14.50
Second Quarter..................................................................         2,080     $   20.00  $   14.88
Third Quarter...................................................................         1,580     $   19.00  $   16.25
Fourth Quarter*.................................................................

------------------------

*through April 25, 1997

    As of April 25, 1997, there were approximately       holders of record of
the Company's common stock.

    During the fiscal year ended April 30, 1997, the Company declared cash dividends of $.06 cents per share for each fiscal quarter. During the fiscal year ended April 30, 1996, the Company declared cash dividends of $.05 cents per share for each of the first two fiscal quarters and $.06 per share for each of the third and fourth fiscal quarters.

                                    EXPENSES

    The costs of proceeding with the Recapitalization Amendment (such as transfer agent's fees, printing and mailing costs, legal fees, financial advisory fees, and The NASDAQ Stock Market fees) are estimated to be
approximately $         , inclusive of fees of financial and legal advisors.

                                 VOTE REQUIRED

    The affirmative vote of holders of a majority of the outstanding Existing Common Stock is needed to approve the Recapitalization Amendment. Unless otherwise directed, proxies in the accompanying form will be voted "FOR" the Recapitalization Amendment. AS NOTED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE RECAPITALIZATION AMENDMENT.

                             STOCKHOLDER PROPOSALS

    As described in the Company's Proxy Statement relating to its 1996 annual meeting of stockholders, any proposal which a stockholder intends to present at the 1997 annual meeting of stockholders was required to be received by the Company not later than March 25, 1997, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 1997 annual meeting of stockholders. No such proposals were received.

                                 OTHER MATTERS

    No business other than to consider and vote upon the Recapitalization Amendment will be transacted at the Special Meeting, except for possible adjournments or postponements thereof. If any matters other than a vote on the Recapitalization Amendment should come properly before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies in accordance with their best judgment.

                                   EXHIBIT A
               ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION
                                OF HACH COMPANY
                     AS PROPOSED TO BE AMENDED AND RESTATED

    FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is thirty million (30,000,000) shares which shall be divided into two classes as follows:

    (a) Fifteen Million (15,000,000) shares of Class A Common Stock of the par value of one dollar ($1.00) per share; and

    (b) Fifteen Million (15,000,000) shares of Class B Common Stock of the par value of one dollar ($1.00) per share.

    Upon a Certificate of Amendment of Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Common Stock, $1.00 par value, then issued, including shares held in the treasury of the Corporation ("Old Common Stock"), shall be automatically reclassified, changed and converted into (i) one half share of fully paid and nonassessable Class A Common Stock and (ii) one half share of fully paid and nonassessable Class B Common Stock.

    As soon as practicable after the Effective Time, the Corporation's transfer agent shall mail a transmittal letter to each record holder of the Old Common Stock. Each holder of any certificate or certificates formerly representing Old Common Stock, upon surrender of such certificate or certificates to the Corporation or its transfer agent shall receive (i) a certificate or certificates representing a number of shares of Class A Common Stock equal to one half the number of shares of Old Common Stock shown on the face of such certificate or certificates and (ii) a certificate or certificates representing a number of shares of Class B Common Stock equal to one half the number of shares of Old Common Stock shown on the face of such certificate or certificates. The Corporation may impose reasonable conditions upon the exchange of certificates formerly representing shares of Old Common Stock as it may deem to be necessary or desirable and as are consistent with the provisions of this Article Fourth. The Corporation will not issue fractional shares. Cash will be paid in lieu of any fractional shares at a price per share equal to the average closing sale price of the shares of Old Common Stock on the National Association of Securities Dealers Automated Quotation System--National Market System ("NASDAQ/NMS") during the last five days that the Corporation's shares were traded prior to the Effective Time.

    The Class A Common Stock and Class B Common Stock are hereinafter collectively referred to as the "Common Stock." The designations and powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the above classes of stock shall be as follows:

    1. RIGHTS. Except as otherwise required by law or as otherwise provided in this Article Fourth, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

    2. DIVIDENDS. Subject to all of the rights of any class of stock authorized after the effective date of this provision of Article Fourth ranking senior to the Common Stock as to dividends, dividends may be paid upon the Class A Common Stock and the Class B Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. If and when dividends on the Class A Common Stock and the Class B Common Stock are declared and payable from time to time by the Board of Directors whether payable in cash, in property or in shares of stock of the Corporation, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends, except that (a) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than a dividend or distribution in cash or property on a share of Class B Common Stock, and (b) dividends or other distributions payable on the Common Stock in shares of any authorized class or series of capital stock of the Corporation may be made (i) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (ii) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock, or (iii) in any other authorized class or series of capital stock to the holders of both classes of Common Stock.

    3. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class of stock authorized after the effective date of this provision of Article Fourth ranking senior to the Common Stock as to assets shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been set aside for the benefit of the holders of such stock, the remaining net assets of the Corporation shall be distributed PRO RATA to the holders of both classes of the Common Stock.

    4. MERGER AND CONSOLIDATION. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of the Class B Common Stock in such merger or consolidation.

    5.  VOTING.

        (a) Except as otherwise expressly provided with respect to any other class of stock and except as otherwise may be required by law or this certificate, the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as expressly provided in this certificate and except as otherwise required by law, the Class A Common Stock shall have no voting rights.

        (b) The Class A Common Stock shall be entitled to vote separately as a class only with respect to (i) proposals to change the par value of the Class A Common Stock, (ii) other amendments to this certificate that alter or change the powers, preferences or special rights of the Class A Common Stock so as to affect them adversely, and (iii) such other matters as may require class voting under the Delaware General Corporation Law.

        (c) The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Class B Common Stock.

    6. STOCK SPLITS. The Corporation may not split, divide or combine the shares of either class of Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of the other class of Common Stock in the same proportion and manner.

    7. NO PRE-EMPTIVE RIGHTS. No stockholder of this Corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividends or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

    8.  ISSUANCES AND REPURCHASES OF COMMON STOCK.

        (a) The Board of Directors shall have the power to issue and sell all or any part of any class of stock herein or hereafter authorized to such persons, firms, associations or corporations and for such consideration as the Board of Directors shall from time to time, it its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law.

        (b) The Board of Directors shall have the power to purchase any class of stock herein or hereafter authorized from such persons, firms, associations or corporations for such consideration as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

        (c) For purposes of this subsection 8 of this Article Fourth, the term "persons" means a natural person, company, government, or any political subdivision, agency or instrumentality of a government, or other entity.

    9.  CLASS A PROTECTION PROVISIONS.

        (a) If, after the Effective Time, a Person or group, each as defined in
    Section 9(j) of this Article Fourth, acquires beneficial ownership of shares representing 15% or more of the number of then outstanding shares of Class B Common Stock and such Person or group (a "Significant Stockholder") does not then beneficially own an equal or greater percentage of all then outstanding shares of the Class A Common Stock, all of which Class A Common Stock must have been acquired by such Significant Stockholder after the Effective Time, such Significant Stockholder must, within a ninety (90) day period beginning the day after becoming a Significant Stockholder, make a public cash tender offer in compliance with all applicable laws and regulations to acquire additional shares of Class A Common Stock as provided in this Section 9 of Article Fourth (a "Class A Protection Transaction").

        (b) In each Class A Protection Transaction, the Significant Stockholder must make a public tender offer to acquire that number of additional shares of Class A Common Stock determined by (i) multiplying the percentage of the number of outstanding shares of Class B Common Stock beneficially owned and acquired after the Effective Time by such Significant Stockholder by the total number of shares of Class A Common Stock outstanding on the date such Person or group became a Significant Stockholder, and (ii) subtracting therefrom the number of shares of Class A Common

    Stock beneficially owned by such Significant Stockholder on the date such Person or group became a Significant Stockholder which were acquired after the Effective Time (as adjusted for stock splits, stock dividends and similar recapitalizations). The Significant Stockholder must acquire all shares validly tendered; or if the number of shares of Class A Common Stock tendered to the Significant Stockholder exceeds the number of shares required to be acquired pursuant to this Section 9(b), the number of shares of Class A Common Stock acquired from each tendering holder shall be pro rata based on the percentage that the number of shares tendered by such stockholder bears to the total number of shares tendered by all tendering holders.

        (c) The offer price for any Class A Common Stock required to be purchased by the Significant Stockholder pursuant to Section 9 of this Article Fourth shall be the greatest of (i) the highest price per share paid by the Significant Stockholder for any Class B Common Stock or Class A Common Stock during the six month period ending on the date such Person or group became a Significant Stockholder (or such shorter period if the date such Person or group became a Significant Stockholder is not more than six months following the Effective Time), (ii) the highest reported sale price of Class B Common Stock or Class A Common Stock on the NASDAQ/NMS (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the 30 day period preceding such Person or group becoming a Significant Stockholder, and (iii) the highest reported sale price of Class B Common Stock or Class A Common Stock on the NASDAQ/NMS (or such other securities exchange or quotation system as is then the principal trading market for such shares) on the business day preceding the date the Significant Stockholder makes the tender offer required by this
    Section 9 of this Article Fourth. For purposes of Section 9(d) of this Article Fourth, the applicable date for each calculation required by clauses
    (i) and (ii) of the preceding sentence shall be the date on which the Significant Stockholder becomes required to engage in the Class A Protection Transaction for which such calculation is required. In the event that the Significant Stockholder has acquired Class B Common Stock or Class A Common Stock in the six month period ending on the date such Person or group becomes a Significant Stockholder for consideration other than cash, the value of such consideration per share of Class B Common Stock shall be as determined in good faith by the Board of Directors.

        (d) A Class A Protection Transaction shall also be required to be effected by any Significant Stockholder each time that the Significant Stockholder acquires after the Effective Time beneficial ownership of additional Class B Common Stock in an amount equal to or greater than the next higher multiple of 5% in excess of 15% (e.g., 20%, 25%, 30%, etc.) of the number of outstanding shares of Class B Common Stock if such Significant Stockholder does not then own an equal or greater percentage of the Class A Common Stock (all of which Class A Common Stock must have been acquired by such Significant Stockholder after the Effective Time). Such Significant Stockholder shall be required to make a public cash tender offer to acquire that number of shares of Class A Common Stock prescribed by the formula set forth in Section 9(b) of this Article Fourth, and must acquire all shares validly tendered or a PRO RATA portion hereof, as specified in such Section 9(b), at the price determined pursuant to Section 9(c) of this Article Fourth, even if a previous Class A Protection Transaction resulted in fewer shares of Class A Common Stock being tendered than the Significant Stockholder was required to offer to purchase in the previous offer.

        (e) If any Significant Stockholder fails to make an offer required by this Section 9 of this Article Fourth, or to purchase shares validly tendered and not withdrawn (after proration, if any), such Significant Stockholder shall not be entitled to vote any Class B Common Stock beneficially owned by such Significant Stockholder and acquired by such Significant Stockholder after the Effective Time unless and until such requirements are complied with or unless and until all shares of Class B Common Stock causing such offer requirement to be effective are no longer beneficially owned by such Significant Stockholder. To the extent that the voting power of any shares of Class B Common Stock is so suspended, such shares shall not be included in the determination of aggregate voting shares for any purpose under this Amended Restated Certificate of Incorporation or the Delaware General Corporation Law. The requirement to engage in a Class A Protection Transaction is satisfied by the making of the requisite offer and purchasing validly tendered shares pursuant to this Section 9 of this Article Fourth, even if the number of shares tendered is less than the number of shares the Significant Shareholder was required to offer to purchase.

        (f) The Class A Protection Transaction requirement shall not apply to any increase in percentage beneficial ownership of Class B Common Stock resulting solely from a change in the aggregate amount of Class B Common Stock outstanding, provided that any acquisition after such change which resulted in any Person or group beneficially owning fifteen percent (15%) or more of the number of outstanding shares of Class B Common Stock (or an additional 5% or more of the number of shares of the Class B Common Stock after the last acquisition which triggered the requirement for a Class A Protection Transaction) shall be subject to any Class A Protection Transaction requirement that would be imposed pursuant to this Section 9 of this Article Fourth.

        (g) In connection with Sections 9(a) through 9(d) of this Article Fourth, the following shares of Class B Common Stock shall be excluded for the purpose of determining the shares of Class B Common Stock beneficially owned by such Person or group but not for the purpose of determining shares outstanding:

            (i) shares beneficially owned by such Person or group at the Effective Time;

            (ii) shares acquired by will or by the laws of descent and distribution, or by gift that is made in good faith and not for the purpose of circumventing this Section 9 of Article Fourth or by foreclosure of a bona fide loan;

           (iii) shares acquired upon issuance or sale by the Corporation, including shares issued by the Corporation in a merger or consolidation involving the Corporation or a subsidiary;

            (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing such Person or reincorporating such Person in another jurisdiction but excluding a merger or consolidation effected by such Person for the purpose of acquiring another Person);

            (v) shares acquired in exchange for Class A Common Stock by a holder of Class A Common Stock (or by a parent, lineal descendant or donee of such holder of Class A Common Stock who received such Class A Common Stock from such holder) if the Class A Common Stock so exchanged were acquired by such holder directly from the Corporation as a result of a stock split effected by this Amended Restated Certificate of Incorporation at the Effective Time or any subsequent stock split or as a dividend on Class B Common Stock; and

            (vi) shares acquired by a plan of the Corporation qualified under
       Section 401(a) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto, or acquired by reason of a distribution from such a plan.

        (h) In connection with Sections 9(a) through 9(b) of this Article Fourth, for purposes of calculating the number of shares of Class A Common Stock beneficially owned by any Persons or group:

            (i) Class A Common Stock acquired by gift shall be deemed to be beneficially owned by such Person or member of a group if such gift was made in good faith and not for the purpose of circumventing the operation of this Section 9 of this Article Fourth; and

            (ii) only Class A Common Stock owned of record by such Person or member of a group or held by others as nominees of such Person or member of a group and identified as such to the Corporation shall be deemed to be beneficially owned by such Person or group (provided that Class A Common Stock with respect to which such Person or member of a group has sole investment and voting power shall be deemed to be beneficially owned thereby).

        (i) All calculations with respect to percentage beneficial ownership of either issued and outstanding Class B Common Stock or Class A Common Stock will be based upon the numbers of issued and outstanding shares reflected in either the records of or a certification from the Corporation's stock transfer agent or reported by the Corporation on the last to be filed of (i) the Corporation's most recent Annual Report on Form 10-K, (ii) its most recent Quarterly Report on Form 10-Q, (iii) its most recent Current Report on Form 8-K, and (iv) its most recent definitive proxy statement filed with the Securities and Exchange Commission.

        (j) For purposes of this Section 9 of this Article Fourth, the term "Person" means any individual, partnership, corporation, association, trust, or other entity (other than the Corporation). Subject to Sections 9(g) and 9(h) of this Article Fourth, "beneficial ownership" shall be determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor regulation and the formation or existence of a "group" shall be determined pursuant to Rule 13d-5(b) under the 1934 Act or any successor regulation, subject to the following qualifications:

            (i) relationships by blood or marriage between or among any Persons will not constitute any of such Persons as a member of a group with such other Person, absent affirmative attributes of concerted action; and

            (ii) any Person acting in his official capacity as a director or officer of the Corporation shall not be deemed to beneficially own shares where such ownership exists solely by virtue of such Person's status as a trustee (or similar position) with respect to shares held by plans or trusts for the general benefit of employees or former employees of the Corporation, and actions taken or agreed to be taken by a Person in such Person's official capacity as an officer or director of the Corporation will not cause such Person to become a member of a group with any other Person.

    10. CHANGE OF CLASS A COMMON STOCK. Each share of Class A Common Stock (whether or not then issued) shall be changed automatically into one share of Class B Common Stock upon the earlier to occur of (i) at the time the number of outstanding shares of Class B Common Stock is less than 10% of the aggregate number of outstanding shares of Class B Common Stock and Class A Common Stock; or (ii) upon resolution of the Board of Directors, if as a result of the existence of the Class A Common Stock, either the Class B Common Stock or Class A Common Stock or both are excluded from quotation on NASDAQ/NMS and other comparable quotation systems then in use and are also excluded from trading on the New York Stock Exchange, the American Stock Exchange and all other principal national securities exchanges then in use. Upon such change, the total number of shares of Class B Common Stock the Corporation shall have authority to issue shall be 30,000,000 and the total number of shares of Class A Common Stock shall be zero (0) and all references to Class A Common Stock shall be of no further force or effect. In making the determination in subparagraphs (i) or (ii), the Board of Directors may conclusively rely on information and documentation available to it, including but not limited to, information or certification from its stock transfer agent, filings made with the Securities and Exchange Commission, any stock exchange, the National Association of Securities Dealers, Inc., or any other national quotation system. At the time set forth in (i) or
(ii) above, the Class A Common Stock shall be deemed changed automatically into shares of Class B Common Stock and stock certificates formerly representing Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class B Common Stock. The determination of the Board of Directors that either (i) or (ii) has occurred shall be conclusive and binding and the change of each Share of Class A Common Stock into one share of Class B Common Stock shall remain effective regardless of whether (i) or (ii) has occurred in fact.

                                 PROXY

                             HACH COMPANY

             SPECIAL MEETING OF SHAREHOLDERS -- JUNE 19, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) KATHRYN HACH-DARROW, BRUCE J. HACH and ROBERT O. CASE, and each of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of HACH COMPANY (the "Company"), held of record by the undersigned on Friday, April 25, 1997, at the Special Meeting of Stockholders to be held on Thursday, June 19, 1997, and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Special Meeting and the Proxy Statement in support of the Board's solicitation of proxies dated May __, 1997.


     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION IN THE FORM ATTACHED AS EXHIBIT A TO THE PROXY STATEMENT.

                                                 (continued on reverse side)

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY  /X/


1. PROPOSAL TO APPROVE THE AMENDMENT OF ARTICLE FOURTH   For   Against   Abstain
   OF THE COMPANY'S RESTATED CERTIFICATE OF              / /     / /       / /
   INCORPORATION IN THE FORM ATTACHED AS EXHIBIT A
   TO THE PROXY STATEMENT.


2. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.


Dated: ________________________________, 1997


Signature _____________________________________________


Signature _____________________________________________



PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying prepaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.